Answers Corporation Reports Q1 2009 Financial Results

WikiAnswers.com Continues Strong Growth

New York, NY, May 5, 2009 - Answers Corporation (NASDAQ: ANSW), creators of the leading answer engine offering Answers.com® and WikiAnswers.com™ today reported unaudited financial results for its first quarter ended March 31, 2009.

Chairman and CEO Bob Rosenschein commented, “We are very pleased with our growth this quarter. WikiAnswers.com continued its strong momentum, its traffic was up 23% and revenue was up 10% sequentially, despite a challenging economy. According to comScore, our combined sites reached 26.5 million unique U.S. visitors in March, putting us at #28. We remain very upbeat about the remainder of 2009.”

Q1 2009 Financial Results

•	Revenues were $4.75 million in Q1 2009, an increase of 3% compared to $4.63 million in Q4 2008, and an increase of 57% compared to $3.03 million in Q1 2008.

•	WikiAnswers.com revenues were $3.16 million in Q1 2009, an increase of 10% compared to $2.88 million in Q4 2008, and an increase of 166% compared to $1.19 million in Q1 2008.

•	Reference Answers.com revenues were $1.57 million in Q1 2009, a decrease of 9% compared to $1.73 million in Q4 2008, and a decrease of 14% compared to $1.83 million in Q1 2008.

•	Adjusted operating expenses in Q1 2009, were $3.00 million, an increase of 12% compared to $2.68 million in Q4 2008, and a decrease of 7% compared to $3.21 million in Q1 2008.

•	Adjusted EBITDA in Q1 2009 was $1.74 million, a decrease of $0.21 million compared to $1.95 million in Q4 2008 and an increase of $1.92 million compared to negative $0.18 million in Q1 2008.

•
GAAP operating income in Q1 2009 was $1.10 million, a decrease of $0.20 million compared to $1.30 million GAAP operating income in Q4 2008 and an increase of $4.77 million compared to $3.67 million GAAP operating loss in Q1 2008. GAAP operating loss in Q1 2008 included $2.54 million of termination fees and write-off of costs relating to the terminated Lexico acquisition and abandoned follow-on offering.

•
GAAP net income in Q1 2009 was $3.04 million, an increase of $4.89 million, compared to $1.85 million GAAP net loss in Q4 2008 and an increase of $6.71 million compared to $3.67 million GAAP net loss in Q1 2008.

See Appendix A of this earnings release for the 2008 and Q1-2009 quarterly traffic, revenue and RPM data of our two Web properties.

Business Outlook – Second Quarter 2009

The following business outlook is based on the Company’s current information and expectations as of May 5, 2009. Answers undertakes no obligation to update the outlook, or any portion thereof, prior to the release of the Company’s next earnings announcement, notwithstanding subsequent developments; however, Answers may update the outlook or any portion thereof at any time at its discretion.

Three months ending June 30, 2009
(in thousands)

Total Revenue	$4,450 - $4,650

Adjusted EBITDA
GAAP Operating income	$500 – $700
Adjustment to GAAP Operating income:
Stock-based compensation	400
Depreciation and amortization	350

$1,250 – $1,450

Conference Call

Answers Corporation will host a conference call web cast today, May 5, 2009, at 8:30 A.M. (Eastern Time) to be broadcast over the Internet at http://ir.answers.com. To participate via telephone, please dial 877-718-5106 and request the Answers call. A replay will be available on the site shortly after the call.

About Answers Corporation

Answers Corporation (NASDAQ: ANSW) owns and operates Web properties dedicated to providing useful answers in thousands of categories - Answers.com and WikiAnswers.com. The award-winning reference site Answers.com includes content on millions of topics from over 250 licensed sources from leading publishers, including Houghton Mifflin Company, Barron's and Encyclopedia Britannica. Answers.com is also available for mobile devices at http://mobile.answers.com. WikiAnswers.com is a community-generated Social Knowledge Q&A platform, leveraging wiki-based technologies. Through the contributions of WikiAnswers.com's large and growing community, answers are constantly improved and updated over time. WikiAnswers.com was ranked by comScore as the fastest growing domain of the top 200, in the U.S., in terms of unique monthly visitors in 2008.

For investment information, visit http://ir.answers.com.

Cautionary Statement

Some of the statements included in this press release are forward-looking statements that involve a number of risks and uncertainties, including, but not limited to, statements regarding future market opportunity and future financial performance. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Important factors may cause our actual results to differ materially, including, but not limited to, our ability to maintain or improve monetization, particularly in light of the current challenging economic environment; our ability to maintain or improve traffic; a decision by Google, currently the provider of the vast majority of our search engine traffic, or other search engines, to block our pages from users’ search results or otherwise adjust their algorithms in a manner detrimental to us, as experienced in July 2007; a potential termination of our Google Services Agreement, or a decision by Google not to renew such agreement, or, alternatively, to renew it on terms less favorable to us; a decision on our part to decrease the number of ad elements displayed on our Web properties in the interest of user experience; a failure of WikiAnswers.com to experience continued growth in accordance with our expectations; the effects of facing liability for any content displayed on our Web properties; potential claims that we are infringing the intellectual property rights of any third party; an increasingly competitive environment for our business; and other risk factors identified from time to time in our SEC filings, including, but not limited to, our annual report on Form 10-K filed on March 9, 2009. Any forward-looking statements set forth in this press release speak only as of the date of this press release. We do not intend to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. This press release and prior releases are available at ir.answers.com. The information in Answers' website is not incorporated by reference into this press release and is included as an inactive textual reference only.

Non-GAAP Financial Measures

This press release, and the accompanying tables, include both financial measures in accordance with U.S. generally accepted accounting principles, or GAAP, as well as non-GAAP financial measures, including “Adjusted EBITDA”. The tables attached to this press release include reconciliations of these non-GAAP financial measures to the nearest GAAP financial measures. In addition, an “Explanation of Non-GAAP Financial Measures” is set forth in Appendix B attached to this press release.

 (Tables and Explanation of Non-GAAP Financial Measures, to follow)

Investor Contact:

John McNamara
Cameron Associates
john@cameronassoc.com
212.554.5485

Press Contact:

Alison Minaglia
Technology PR
aminaglia@technologypr.com
203.972.3170 or 917.902.3404

Answers Corporation

Consolidated Statements of Operations
(in thousands, except for share and per share data)

	Three months ended March 31
	2009	2008
	$	$

Revenues:
Advertising revenue	4,729	3,013
Answers service licensing	18	18
	4,747	3,031

Costs and expenses:
Cost of revenue	1,059	1,393
Research and development	873	875
Community development, sales and marketing	499	762
General and administrative	1,219	1,131
Termination fees and write-off of costs relating to the terminated Lexico acquisition and abandoned follow-on offering	-	2,543
Total operating expenses	3,650	6,704

Operating income (loss)	1,097	(3,673)

Interest income (expense), net	(87)	55
Other income (expense), net	15	(38)
Gain resulting from fair value adjustment of Series A Warrants and warrant to purchase units of Series B preferred stock and warrants	2,010	-

Income (loss) before income taxes	3,035	(3,656)

Income tax benefit (expense), net	6	(11)

Net income (loss)	3,041	(3,667)

Basic and diluted earnings (loss) per common share

Basic	$0.34	$(0.47)
Diluted	$0.08	$(0.47)

Number of shares used in computing net earnings (loss) per common share

Basic	7,871,097	7,859,890
Diluted	8,861,905	7,859,890

Answers Corporation

Non-GAAP Financial Measures and Reconciliation of Non-GAAP Financial Measures
to the nearest comparable GAAP Measures
(in thousands, except for share and per share data)

	Three months ended
	March 31, 2009	December 31, 2008	March 31, 2008

Adjusted Cost of Revenue
Cost of revenue	$1,059	$887	$1,393
Stock-based compensation expense	(34)	(40)	(46)
Depreciation and amortization	(137)	(119)	(328)

	$888	$728	$1,019

Adjusted Research and Development
Research and development	$873	$812	$875
Stock-based compensation expense	(83)	(91)	(108)
Depreciation and amortization	(33)	(30)	(32)

	$757	$691	$735

Adjusted Community Development, Sales and Marketing
Community development, sales and marketing	$499	$476	$762
Stock-based compensation expense	(33)	(29)	(90)
Depreciation and amortization	(18)	(21)	(19)

	$448	$426	$653

Adjusted General and Administrative
General and administrative	$1,219	$1,159	$1,131
Stock-based compensation expense	(236)	(246)	(257)
Depreciation and amortization	(73)	(78)	(69)

	$910	$835	$805

Adjusted Operating Expenses
Operating expenses	$3,650	$3,334	$6,704
Stock-based compensation expense	(386)	(406)	(501)
Termination fees and write-off of costs related to the terminated Lexico acquisition and andoned follow-on offering	-	-	(2,543)
Depreciation and amortization	(261)	(248)	(448)

	$3,003	$2,680	$3,212

Adjusted EBITDA
Net income (loss)	$3,041	$(1,847)	$(3,667)
Income tax (benefit) expense	(6)	(17)	11
(Gain) loss resulting from fair value adjustment of Series A warrants and warrant to purchase units of Series B preferred stock and warrants	(2,010)	3,131	-
Other (income) expense	(15)	(57)	38
Interest (income) expense	87	86	(55)
Stock-based compensation expense	386	406	501
Termination fees and write-off of costs related to the terminated Lexico acquisition and abandoned follow-on offering	-	-	2,543
Depreciation and amortization	261	248	448

	$1,744	$1,950	$(181)

See discussion regarding Adjusted EBITDA in Appendix B of this earnings release for an explanation of the reconciling items noted above.

Answers Corporation
Condensed Consolidated Balance Sheets
(in thousands, except for share and per share data)

	March 31, 2009	December 31, 2008
	$	$
Assets

Current assets:
Cash and cash equivalents	12,644	11,739
Accounts receivable	1,842	1,680
Prepaid expenses and other current assets	832	818
Total current assets	15,318	14,237

Long-term deposits (restricted)	263	257

Deposits in respect of employee severance obligations	1,302	1,337

Property and equipment, net of $2,253 and $2,083 accumulated depreciation as of March 31, 2009 and December 31, 2008, respectively	1,332	1,234

Other assets:
Intangible assets, net of $780 and $769 accumulated amortization as of March 31, 2009 and December 31, 2008, respectively	934	994
Goodwill	437	437
Prepaid expenses, long-term, and other assets	285	220
Total other assets	1,656	1,651

Total assets	19,871	18,716

Liabilities and stockholders' equity

Current liabilities:
Accounts payable	357	537
Accrued expenses and other current liabilities	720	751
Accrued compensation	734	628
Warrant to purchase units of Series B preferred stock and warrants	7,170	8,698
Capital lease obligation – current portion	80	78
Deferred revenues	10	16
Total current liabilities	9,071	10,708

Long-term liabilities:
Liability in respect of employee severance obligations	1,481	1,534
Capital lease obligation, net of current portion	85	106
Deferred tax liability	29	26
Series A Warrants	3,072	-
Total long-term liabilities	4,667	1,666

Series A convertible preferred stock: $0.01 par value; stated value and liquidation preference of $100 per share; 6% cumulative annual dividend; 60,000 shares authorized, issued and outstanding as of March 31, 2009 and December 31, 2008	888	624

Stockholders' equity:
Preferred stock: $0.01 par value; 940,000 shares authorized, none issued	-	-
Common stock; $0.001 par value; 100,000,000 shares authorized; 7,876,270 and 7,870,538 shares issued and outstanding as of March 31, 2009 and December 31, 2008	8	8
Additional paid-in capital	75,492	77,091
Accumulated other comprehensive loss	(28)	(28)
Accumulated deficit	(70,227)	(71,353)
Total stockholders' equity	5,245	5,718

Total liabilities and stockholders' equity	19,871	18,716

Appendix A

	2008				2009
	Q1	Q2	Q3	Q4	Q1

Ad Revenue ($ - in thousands)

Reference Answers.com	1,828	1,485	1,579	1,730	1,567
WikiAnswers.com	1,185	1,500	1,960	2,879	3,162
Total	3,013	2,985	3,539	4,609	4,729

Reference Answers.com	61%	50%	45%	38%	33%
WikiAnswers.com	39%	50%	55%	62%	67%
Total	100%	100%	100%	100%	100%

Traffic – Average Daily Page Views

Reference Answers.com	3,225,000	2,641,000	2,666,000	3,027,000	2,982,000
WikiAnswers.com	1,885,000	2,318,000	3,094,000	4,350,000	5,337,000
Total	5,110,000	4,959,000	5,760,000	7,377,000	8,319,000

Reference Answers.com	63%	53%	46%	41%	36%
WikiAnswers.com	37%	47%	54%	59%	64%
Total	100%	100%	100%	100%	100%

RPM
Reference Answers.com	$6.23	$6.18	$6.44	$6.21	$5.84
WikiAnswers.com	$6.91	$7.11	$6.89	$7.19	$6.58

Appendix B

Explanation of Non-GAAP Financial Measures

This earnings release and the accompanying financial tables include both financial measures in accordance with U.S. generally accepted accounting principles, or GAAP, as well as non-GAAP financial measures. The non-GAAP financial measure we refer to, Adjusted EBITDA, represents net earnings before interest, gain (loss) resulting from fair value adjustment of Series A Warrants and warrant to purchase units of Series B preferred stock and warrants, taxes, depreciation, amortization, stock-based compensation, foreign currency exchange rate differences and certain non-recurring revenues and expenses. We also refer to Adjusted Cost of Revenue, Adjusted Research and Development, Adjusted Community Development, Sales and Marketing, Adjusted General and Administrative and Adjusted Operating Expenses, which are our GAAP expenses, adjusted for the expense items we exclude from Adjusted EBITDA.

We use Adjusted EBITDA as an additional measure of our overall performance for purposes of business decision-making, developing budgets and managing expenditures. It is useful because it removes the impact of our capital structure (interest expense and gain (loss) resulting from fair value adjustment of Series A Warrants and warrant to purchase units of Series B preferred stock and warrants), asset base (amortization and depreciation), stock-based compensation expenses, taxes, foreign currency exchange rate differences and certain non-recurring revenues and expenses from our results of operations. We believe that the presentation of Adjusted EBITDA provides useful information to investors in their analysis of our results of operations for reasons similar to the reasons why we find it useful and because these measures enhance their overall understanding of the financial performance and prospects of our ongoing business operations. By reporting Adjusted EBITDA, we provide a basis for comparison of our business operations between current, past and future periods, and peer companies in our industry.

More specifically, we believe that removing these impacts is important for several reasons:

•
Amortization of Intangible Assets. Adjusted EBITDA disregards amortization of intangible assets. Specifically, we exclude (a) amortization, and the write-off, of acquired technology from the acquisition of Brainboost Technology, LLC, developer of the Brainboost Answer Engine in December 2005; and (b) amortization of intangible assets resulting from the acquisition of WikiAnswers and other related assets in November 2006. These acquisitions resulted in operating expenses that would not otherwise have been incurred. We believe that excluding such expenses is significant to investors, due to the fact that they derive from prior acquisition decisions and are not necessarily indicative of future cash operating costs. In addition, we believe that the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations. While we exclude the aforesaid expenses from Adjusted EBITDA we do not exclude revenues derived as a result of such acquisitions. The amount of revenue that resulted from the acquisition of WikiAnswers and other related assets, for the three months ended March 31, 2009, December 31, 2008 and March 31, 2008, was $3,162 thousand, $2,879 thousand and $1,185 thousand, respectively. The amount of revenue that resulted from the acquisition of technology from Brainboost is not quantifiable due to the nature of its integration.

•
Stock-based Compensation Expense. Adjusted EBITDA disregards expenses associated with stock-based compensation, a non-cash expense arising from the grant of stock-based awards to employees and directors. We believe that, because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, and the subjective assumptions involved in those determinations, excluding stock-based compensation from Adjusted EBITDA enhances the ability of management and investors to compare financial results over multiple periods.

•
Depreciation, Interest, Loss Resulting from Fair Value Adjustment of Warrant to Purchase Units of Series B Preferred Stock and Warrants, Taxes and Exchange Rate Differences. We believe that, excluding these items from the Adjusted EBITDA measure provides investors with additional information to measure our performance, by excluding potential differences caused by variations in capital structures (affecting interest expense), asset composition, and tax positions.

•
Terminated Lexico Acquisition and Follow-On Offering. Adjusted EBITDA disregards $2,543 thousand in costs associated with our terminated acquisition of Lexico and the cancellation of our follow-on offering. We believe that, excluding these costs provides investors with additional information to measure our performance, by excluding events that are of a non-recurring nature.

Adjusted EBITDA is not a measure of liquidity or financial performance under generally accepted accounting principles and should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Investors are cautioned that there are inherent limitations associated with the use of Adjusted EBITDA as an analytical tool. Some of these limitations are:

•	Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles;

•	Many of the adjustments to Adjusted EBITDA reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future;

•	Other companies, including other companies in our industry, may calculate Adjusted EBITDA differently than us, thus limiting its usefulness as a comparative tool;

•	Adjusted EBITDA does not reflect the periodic costs of certain tangible and intangible assets used in generating revenues in our business;

•	Adjusted EBITDA does not reflect interest income from our investments in cash and investment securities;

•	Adjusted EBITDA does not reflect foreign exchange net gains and losses;

•
Adjusted EBITDA does not reflect interest expense and other cost relating to financing our business, including gains and losses resulting from fair value adjustment of Redpoint Ventures’ Series A warrants and their warrant to purchase units of Series B preferred stock and warrants;

•	Adjusted EBITDA excludes taxes, which is an integral cost of doing business; and

•	Because Adjusted EBITDA does not include stock-based compensation, it does not reflect the cost of granting employees equity awards, a key factor in management’s ability to hire and retain employees.

We compensate for these limitations by providing specific information in the reconciliation to the GAAP amounts excluded from Adjusted EBITDA.